                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

        Filed by the Registrant  |X|
        Filed by a Party other than the Registrant
        Check the appropriate box:
        | | Preliminary Proxy Statement
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            Rule 14a-6(e)(2))
        |X| Definitive Proxy Statement
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        | | Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

Atchison Casting Corporation
--------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          |X|  No fee required.
          | |  Fee computed on table below per Exchange Act Rules 14a-6(I)(4)
             and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          | | Fee paid previously with preliminary materials.

          | | Check box if any part of the fee is offset as provided by Exchange
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          fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

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                          ATCHISON CASTING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held December 6, 2001

     Notice is hereby given that the Annual Meeting of Stockholders of Atchison
Casting Corporation (the "Company") will be held at the offices of the Company,
400 South Fourth Street, Atchison, Kansas, on Thursday, December 6, 2001, at 11
a.m. (Central Time) for the following purposes:

1.   To elect one Class II Director to serve for a term of three years.

2.   To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on October 22, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. If you own stock in Atchison Casting
Corporation as of that date, you are cordially invited to attend the meeting.

     Your vote is important. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you attend the meeting, we will be glad to return your proxy so that you may vote in person.

                     PLEASE RETURN YOUR PROXY - THANKS!

                                          By Order of the Board of Directors,

                                          /s/ Hugh H. Aiken

                                          HUGH H. AIKEN
                                          Chairman of the Board and
                                          Chief Executive Officer
Atchison, Kansas
October 29, 2001

                        ATCHISON CASTING CORPORATION
                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
                                 (913) 367-2121

                               PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                           to be held December 6, 2001

                               GENERAL INFORMATION

     This proxy statement is being furnished to you on or about October 29,
2001, in connection with the solicitation of proxies by the Board of Directors of Atchison Casting Corporation, a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices, 400
South Fourth Street, Atchison, Kansas, at 11:00 a.m. (Central Time) on Thursday,
December 6, 2001. The Company will use the proxies it receives to: (i) elect one
Class II director and (ii) to transact other business properly coming before the
Annual Meeting. In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, proxies are being solicited by the
Company's Board of Directors. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. You may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of
Directors on that matter.

     You may revoke the enclosed proxy at any time before it is voted by (i)
notifying the Secretary of the Company in writing before the Annual Meeting,
(ii) exercising a proxy of a later date and delivering such later proxy to the
Secretary of the Company prior to the Annual Meeting or (iii) attending the
Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     The Company will bear the cost of solicitation of proxies, which will be principally conducted by the use of the mails; however, certain officers and employees of the Company may also solicit proxies by telephone, telegram or personal interview. Such expense may also include ordinary charges and expenses of brokerage firms and others, for forwarding soliciting material to beneficial owners.

     On October 22, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote
7,723,031 shares of common stock, par value $.01 per share (the "Common Stock").
Each outstanding share of Common Stock entitles the record holder to one vote.

                                       1

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. One Class II director is to be elected at the meeting. The proxies named in the accompanying proxy intend to vote for the election of David L. Belluck. In the event Mr.
Belluck should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the
Board of Directors. The nominee for election as a Class II director who receives the greatest number of votes cast for election of the directors at the meeting, a quorum being present, shall be elected as a director of the Company.
Abstentions, broker nonvotes and instructions on the accompanying proxy card to withhold authority to vote for a nominee will result in the nominee receiving fewer votes.

Information Concerning Nominee

     The following table sets forth information with respect to the nominee to the Board of Directors.

Class II - Term Expiring 2001

                                        Principal Occupation and
Name                Age             Five-Year Employment History
----                ---   ------------------------------------------------------------

David L. Belluck    39    Director since June 1991. Since 1989, Mr. Belluck has been a
                          Vice President of Riverside Partners, Inc., an investment
                          firm located in Boston, Massachusetts. Mr. Belluck is a
                          member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

Information Concerning Directors Continuing in Office

     The following table sets forth information with respect to the directors who are continuing in office for the respective periods and until their successors are elected and qualified.

Class III - Term Expiring 2002

                                      Principal Occupation and
Name                Age              Five-Year Employment History
----                ---    ---------------------------------------------------------

Stuart Z. Uram      66     Director since August 1997.  Since January 1997, Dr. Uram
                           has been a Senior Consultant to Carpenter Technology, Inc., of Reading, Pennsylvania.  Dr. Uram served as the President of Certech, Inc., from 1970 to 1997, a producer of ceramic cores for the investment casting industry as well as injection molded ceramics for a variety of industries.  Dr. Uram founded
                           Certech, Inc. in 1970 and sold the company to Carpenter
                           Technology Inc. in 1995.  Dr. Uram holds a Doctor of Science,
                           Master of Science and Bachelor of Science degree from
                           Massachusetts Institute of Technology in Metallurgy.  Dr. Uram
                           is a member of the Compensation Committee and the Audit
                           Committee of the Company's Board of Directors.

                                        2

Ray H. Witt         73     Director since August 1993.  Mr. Witt served as Chairman of the
                           Board and majority owner of CMI International, Inc., from 1957 to 1999, which operated eight foundries in North America.  Mr.
                           Witt founded CMI International in 1957 and sold the company to
                           Hayes Lemmerz International, Inc. in 1999.  Mr. Witt was
                           President of the American Foundryman's Society from 1992 to
                           1993. Mr. Witt is a member of the Audit Committee of the
                           Company's Board of Directors.

Class I - Term Expiring 2003
                                      Principal Occupation and
Name                Age              Five-Year Employment History
----                ---    ---------------------------------------------------------

Hugh H. Aiken       57       Chairman of the Board, President, Chief Executive Officer
                             and Director since June 1991.

Committees of the Board of Directors

     The standing committees of the Board of Directors are an Audit Committee and a Compensation Committee.

     The Audit Committee consists of Mr. Belluck, Mr. Witt and Dr. Uram. The
Audit Committee serves as an independent and objective party to monitor the
Company's financial reporting process and internal control system; reviews and appraises the audit efforts of the Company's independent auditors and internal auditors; and provides an open avenue of communication among the independent auditors, financial and senior management, the internal auditors and the Board of Directors. Each member of the Audit Committee is independent, as defined in
Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock
Exchange.

     The Compensation Committee consists of Mr. Belluck and Dr. Uram. The
Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company and reviews and approves the procedures for administering employee benefit plans of all types.

     During the 2001 fiscal year, the Board of Directors met 8 times, the Audit
Committee met 7 times and the Compensation Committee met 1 time. All Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

                           AUDIT COMMITTEE REPORT

     On May 17, 2000, the Board of Directors of the Company adopted a written
Audit Committee Charter.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Deloitte &
Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards

                                        3

No. 61. In addition, the Audit Committee has received from Deloitte & Touche
LLP the written disclosures and the letter required by Independence Standards
Board Standard No. 1. The Audit Committee has reviewed the materials received from the independent auditors and has met with representatives of Deloitte &
Touche LLP to discuss the auditor's independence. The Audit Committee has considered whether the non-audit services provided by Deloitte & Touche LLP to the Company is compatible with the auditor's independence.

     Based on the Audit Committee's review of the above items and the discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Commission.

        This report is submitted by the members of the Audit Committee.

        David L. Belluck
        Ray H. Witt
        Stuart Z. Uram

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of
Deloitte Touche Tohmatsu, and their respective affiliates (collectively,
"Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's
Quarterly Reports on Form 10-Q for that fiscal year were $461,166.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial
Information Systems Design and Implementation Fees", for the fiscal year ended
June 30, 2001 were $956,968.

Compensation of Directors

     Non-employee directors receive a fixed fee of $8,000 each year and $4,000 for each quarterly meeting of the Board of Directors attended, all or part of which may be paid in cash or Common Stock at their election. In addition, the
Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Upon their initial election, each non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to its fair market value on the date of grant.

                                       4

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended June 30, 2001, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation
Committee.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company is
responsible for reviewing and approving policies, practices and procedures relating to executive compensation and the establishment and administration of employee benefit plans. The overall goal of the Compensation Committee is to attract and retain strong management and to base incentive compensation on both individual performance and the Company's overall success. The key elements of the Company's executive compensation package are discussed below, and include base salary, annual bonuses, and long-term incentives.

     The Company's executive officers are compensated with base salary and annual bonuses, as well as incentive stock options, restricted subsidiary stock and by the Company's normal fringe benefits.

     The base salary of each executive officer, other than the chief executive officer (the "CEO"), is determined by a subjective process of negotiation and evaluation of performance involving the officer, the CEO and the Compensation
Committee. The base salary of the CEO was originally determined by negotiation between the CEO and the major stockholders of the Company in February 1991, resulting in a five-year employment contract between the Company and the CEO. At the time of the Company's initial public offering of its Common Stock (October
1993), this employment contract was extended by two years, extending the expiration date from June 1996 to June 1998. The employment contract with the
CEO has been further amended to provide for the annual renewal of a three year term, although either party may terminate the agreement with six month's notice.
The CEO's employment contract allows for annual increases. As of July 1, 2001
Mr. Aiken's base salary was $289,000.

     The annual bonus for executive officers for fiscal 2001 was based on the return on net assets employed or "ROA" on a quarterly and annual basis. Targets are set by the Board of Directors for the fiscal year ROA (fiscal 2001) of each executive's subsidiary or operating group. In the case of the CEO and the chief financial officer, the targets were based on consolidated earnings for the entire Company. The amount of bonus which was to be earned if ROA (fiscal 2001)
reached 100% of target was also set by the Board (or by contract in the case of the CEO), and was 100% of base salary for the CEO and 25% to 40% of base salary for other corporate officers. For fiscal 2001, the bonus was calculated based on quarterly and annual targets. If all of the targets are reached, the officer receives 100% of his bonus. For any percentage of actual ROA (fiscal 2001) above the target, the amount of the calculated bonus at 100% of the target is increased by the same percentage. A minimum level of ROA (fiscal 2001) is also set, below which no bonus is paid. At ROA (fiscal 2001) above the minimum threshold the bonus is pro-rated based on the relation of actual ROA (fiscal
2001) to the target and the minimum threshold. During fiscal 2001, bonuses to executive officers ranged from 0% to 23% of the amount of their bonus set by the
Board.

                                        5

     The Compensation Committee may raise or lower a bonus at its discretion, based on an individual's overall performance.

     Incentive stock options are granted by the Company to eligible employees under the Company's 1993 Incentive Stock Plan. The number of options granted is determined by the Compensation Committee after considering subjective criteria such as the employee's performance, the employee's value to the Company and the use of options at other companies.

     Restricted stock of subsidiaries of the Company for up to 10% of the capital stock of some subsidiaries is made available to key managers of such subsidiaries, and vests in equal annual installments over five years from the date of awarding such stock. To participate in this plan, a manager must purchase stock in the subsidiary.

     This report has been issued over the names of each member of the
Compensation Committee, David L. Belluck and Stuart Z. Uram.

                                        6

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation paid to the Chief Executive Officer and the four other most highly paid executive officers whose compensation exceeded $100,000 during the last fiscal year.

                                      Summary Compensation Table

                                                                 Long Term
                                                               Compensation
                                                               ------------
                                                                  Awards
                                                                  ------
                                                                Securities
                                      Annual Compensation       Underlying
        Name and                      -------------------        Options/      All Other
   Principal Position       Year     Salary($)   Bonus($)         SARs(#)    Compensation($)
   ------------------       ----     ---------   --------         -------    ---------------

Hugh H. Aiken........       2001    $ 289,000    None             20,000        $ 7,875(1)
 Chairman of the            2000    $ 271,088    $ 32,288         20,000        $ 7,688
 Board, President and       1999    $ 246,000    None             20,000        $ 5,327
 Chief Executive
 Officer
Thomas K. Armstrong..       2001    $ 180,000    None              5,000        $ 7,875(1)
 Chief Operating            2000    $ 180,000    None             15,000        $ 8,438
Officer -                   1999    $ 50,540     None             35,000        None
 North America
David Fletcher.......       2001    $ 169,682(2) None              5,000        $ 58,193(3)
  Vice President            2000    $ 175,168    $ 17,407          None         $ 56,097
                            1999    $ 173,338    None             3,000         $ 43,475

John R. Kujawa.......       2001    $ 150,000    $ 13,875         4,000         $ 7,875(1)
  Vice President            2000    $ 150,000    $ 28,336         4,000         $ 7,688
                            1999    $ 150,000    $ 42,018         6,000         $ 7,100

James Stott..........       2001    $ 135,408    None             2,000         $ 7,109(1)
  Vice President            2000    $ 135,408    None              None         $ 6,094
                            1999    $ 121,658    None              None         $ 1,641

----------------------

(1)  Consists solely of Company contributions to the Company's 401(k) savings plan for the benefit of the executive.

(2)  Mr. Fletcher's compensation has been converted from British pounds to U.S.
     dollars at the exchange rate available at the close of business on June 30 of each year.

(3)  Consists of benefits of an auto, private medical insurance and pension costs for the benefit of the executive.

                                               7

                                  Option/SAR Grants in Last Fiscal Year
                                                                                   Potential Realizable Value
                                                                                    At Assumed Annual Rates
                                                                                  of Stock Price Appreciation
                                             Individual Grants                         for Option Term
                             --------------------------------------------------    -------------------------
                             Number of      % of Total
                             Securities    Options/SARs
                             Underlying     Granted to     Exercise or
                            Options/SARs   Employees in       Base       Expiration
Name                       Granted(#)(1)    Fiscal Year   Price ($/Sh)     Date       5%($)       10%($)
----                       -------------    -----------   ------------     -----      -----       ------
Hugh H. Aiken.........          20,000         16.6%          $5.75       6-30-10    $72,323     $183,280
Thomas K. Armstrong...           5,000         4.1%           $6.25       7-25-10    $19,653     $ 49,804
David Fletcher........           5,000         4.1%           $6.25       7-25-10    $19,653     $ 49,804
John R. Kujawa........           4,000         3.3%           $6.25       7-25-10    $15,722     $ 39,844
James Stott...........           2,000         1.7%           $6.25       7-25-10    $ 7,861     $ 19,922

(1)    All  options are rights to buy Common  Stock of the  Company.  The options  granted are subject  to a  three-year  vesting  schedule  commencing  one year from the date of the grant, with one-third of the grant vesting on each of the three  anniversaries from the grant date.

                                              Aggregated Option/SAR Exercises in Last
                                             Fiscal Year and FY-End Option/SAR Values

                                             Number of
                                            Securities                       Value of
                                            Underlying                     Unexercised
                                            Unexercised                    In-the-Money
                                          Options/SARs at                Options/SARs at
                                             FY-End(#)                      FY-End($)
Name                                 Exercisable/Unexercisable       Exercisable/Unexercisable
----                                 -------------------------       -------------------------

Hugh H. Aiken................             106,677/33,333                       $0/0

Thomas K. Armstrong..........              33,333/21,667                       $0/0

David Fletcher...............               2,000/6,000                        $0/0

John R. Kujawa...............              15,000/9,000                        $0/0

James Stott..................              15,000/2,000                        $0/0

                                               8

Employment Contracts

     The Company has entered into an employment agreement with Mr. Aiken that has a rolling three year term. As of June 30, 2001, the minimum annual compensation payable to Mr. Aiken pursuant to the employment agreement was
$289,000. At the discretion of the Board of Directors, Mr. Aiken's minimum annual compensation may be increased during the term of the agreement. The agreement also provides for a severance payment in the amount of one year of base salary in the event of his death or disability and up to three years of base salary in the event he is terminated other than for cause, disability or death. The agreement prohibits Mr. Aiken from competing with the Company for a period of two years following the termination of his employment with the
Company. Mr. Aiken's employment contract has been extended until June 30, 2004, subject to termination on 6 months' notice. Additionally, the Company and Mr.
Aiken have entered into an agreement providing for a payment in the amount of three years of base salary in the event of a change of control of the Company.

     As part of the Share Exchange Agreement between the Company, Atchison
Casting UK Ltd. ("ACUK"), David Fletcher and other minority shareholders of
Sheffield, on April 6, 1998 ACUK assumed Sheffield's obligations under an employment agreement with Mr. Fletcher originally executed October 31, 1988.
This agreement can be terminated: (i) upon 12 months notice by Sheffield or upon
6 months notice by Mr. Fletcher; or (ii) immediately upon a "serious" or material breach of the employment agreement. The agreement provides for minimum annual compensation payable to Mr. Fletcher of 110,000 pounds, which may be increased at the discretion of the board of directors of Sheffield.

Pension Benefits

     The Company maintains a qualified defined benefit pension plan, the
Salaried Employees Retirement Plan of Atchison Casting Corporation (the
"Retirement Plan"), of which Mr. Aiken and Mr. Kujawa are participants. The estimated annual benefits payable under the Retirement Plan payable upon retirement at various years of credited service and at different levels of remuneration are as follows:

Remuneration               Years of Credited Service at Retirement
------------     ----------------------------------------------------------
                      15           20          25           30          35
                      --           --          --           --          --
$ 50,000           $16,585     $17,165      $17,746     $18,326      $18,907
  75,000            26,585      27,790       28,996      30,201       31,407
 100,000            36,585      38,415       40,246      42,076       43,907
 125,000            46,585      49,040       51,496      53,951       56,407
 150,000            56,585      59,665       62,746      65,826       68,907
 170,000(1)         64,585      68,165       71,746      75,326       78,907

-----------------------

(1)  Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and the Omnibus Budget Reconciliation Act of 1993 limit the amount of compensation that can be considered in computing benefits under a qualified defined benefit pension

                                               9

     plan. For 2001, the maximum amount of compensation allowed for use in calculating an individual's pension benefits is $170,000. This limit may be raised in the future by annual cost-of-living adjustments determined by the
     U.S. Secretary of the Treasury.

     The remuneration covered by the Retirement Plan is the average of the highest five consecutive years during all years of service prior to eligibility to receive benefits under the Retirement Plan of total cash remuneration, including salary and bonus (both as reported in the Summary Compensation Table)
paid or accrued and payable in the year following accrual. As of the end of fiscal 2001, Mr. Aiken and Mr. Kujawa each had twelve years of service credited under the Retirement Plan. Benefits shown are computed as life-only annuities beginning at age 65 and are not reduced for Social Security benefits.

     Sheffield maintains a qualified benefit pension plan for Mr. Fletcher (the
"Sheffield Pension Plan"). If Mr. Fletcher remains employed with Sheffield until age 65, Mr. Fletcher will receive an annual pension benefit equal to two-thirds of his base salary over the preceding twelve months. If Mr. Fletcher leaves service or retires before age 65, the annual pension benefits payable will be reduced proportionately based on the ratio that his years of service with
Sheffield from March 31, 1986 bears to 25. Had Mr. Fletcher reached age 65 this year, his annual pension benefit would have been $106,894.

                                       10

                    PERFORMANCE OF THE COMPANY'S COMMON STOCK

     The graph set forth below compares the percentage change in cumulative stockholder return of the Company's Common Stock, from June 28, 1996 to June 29,
2001 (the Company's fiscal year end), against the cumulative return of the Index for the New York Stock Exchange (U.S. Companies only) (the "NYSE Index") and an index prepared by the Center for Research in Security Prices at the University
of Chicago Graduate School of Business consisting of stocks of U.S. companies traded on the New York Stock Exchange that transact business in primary metals industries (S.I.C. 3300-3399) (the "NYSE Metals Industry Index") covering the same period.

------------------------------------------------------------------------------------------------
                            06/28/1996  06/30/1997 06/30/1998 06/30/1999 06/30/2000  6/29/2001
                            ----------  ---------- ---------- ---------- ---------- ----------
Atchison Casting Corporation   100.0      105.6      113.5      65.9       36.5       23.9
NYSE Index                     100.0      130.9      168.0      192.5     192.2      193.2
NYSE Metals Industry Index     100.0      133.7      130.5      147.3     124.3      157.7
------------------------------------------------------------------------------------------------

     Upon written request, we will provide any stockholder, without charge, a list of the component issues in either of the indexes. The graph is based on
$100 invested on June 28, 1996, in the Company's Common Stock and each of the indexes, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

                                       11

                              CERTAIN TRANSACTIONS

     ACUK has granted Mr. Fletcher options to purchase 660,000 shares of Class
"C" Ordinary Shares of ACUK at one pence per share. One-fifth of the options vest on each anniversary date of the Agreement contingent upon Mr. Fletcher remaining as an employee of ACUK upon each such anniversary. The options are exercisable for a 10-year period, except upon the termination of Mr. Fletcher's employment, in which case options exercisable pursuant to the option scheme must be exercised within six weeks of termination. In addition to the five-year vesting schedule described above, the options vest upon firm negotiations or a firm proposal of a public offering of the shares of Sheffield or ACUK, and become exercisable upon the completion of such public offering. The options also vest upon any sale of control (as defined) of ACUK.

     Mr. Fletcher was granted several rights related to the ACUK stock received under the Agreement. First, Mr. Fletcher was granted the right to exchange all of his Class "B" Ordinary Shares and Class "C" Ordinary Shares (whether actually owned or vested) of ACUK for Common Stock of the Company. This right can be exercised any time during the period starting five years and ending ten years from the date of the Agreement and allows Mr. Fletcher to receive Common Stock of the Company equal to 85% of the net asset value of the ACUK Class "B"
Ordinary Shares and Class "C" Ordinary Shares exchanged. Second, Mr. Fletcher was granted the right to put all of his Class "B" Ordinary Shares and Class "C"
Ordinary Shares at their net asset value to ACUK within six weeks of his termination of employment. Third, the Company must purchase the ACUK Class "B"
Ordinary Shares and Class "C" Ordinary Shares held by Mr. Fletcher at their net asset value or procure an offer for an equivalent exchange in the event an offer is received for the purchase of all of the shares of the Company.

     For a discussion of certain other transactions, see "Election of Directors
-- Compensation Committee Interlocks and Insider Participation," "Compensation
Committee Report on Executive Compensation" and "Executive Compensation --
Employment Contracts."

                                       12

           CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth information as of October 9, 2001, concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

                                              Number of Shares               Percentage of Common
Name of Individual or Group                 Beneficially Owned                   Stock Owned
---------------------------                 ------------------                   -----------
Edmundson International, Inc. (1).................933,578                            12.1%
    227 West Monroe Street, Suite 3000
    Chicago, IL  60606
Liberty Wanger Asset Management, L.P. (2).........593,400                             7.7%
    227 West Monroe Street, Suite 3000
    Chicago, IL  60606
Dimensional Fund Advisors, Inc. (3)...............701,800                             9.1%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA  90401
Ingalls & Snyder LLC (4)..........................543,436                             7.0%
    61 Broadway
    New York, NY 10006
Royce & Associates, Inc. (5)......................587,900                             7.6%
    1414 Avenue of the Americas
    New York, NY 10019
Wellington Management Company, LLP (6)............480,000                             6.2%
    75 State Street
    Boston, MA 02019
Hugh H. Aiken (7).................................486,204                             6.2%
David L. Belluck (8)...............................38,713                             *
Ray H. Witt (9)....................................78,863                             1.0%
Stuart Z. Uram (10)................................31,394                             *
Thomas Armstrong (11)..............................42,946                             *
David Fletcher (12).................................8,667                             *
John R. Kujawa (13)................................43,088                             *
James Stott (14)...................................15,667                             *
All directors and executive.....................  787,772                             9.9%
    officers as a group (9 persons) (15)

-------------------
*     Less than 1% of Common Stock outstanding.

(1)  Based on a Schedule 13D Amendment No. 1 dated September 29, 2000, (a)
     Edmundson International Inc., Consolidated Electrical Distributors, Inc.,
     Portshire Corp., Lincolnshire Associates, Ltd. and David D. Colburn,
     President of Portshire Corp., share voting and dispositive power over
     40,000 of shares or approximately .5% of the outstanding shares of Common
     Stock, (b) Employees' Retirement Plan of Consolidated Electrical
     Distributors, Inc. and David D. Colburn, a member of the investment committee of the Employees' Retirement Plan of Consolidated Electrical
     Distributors, Inc., share voting and dispositive power over 506,512 shares or approximately 6.6% of the outstanding shares of

                                       13

     Common Stock, (c) Employees' Retirement Plan of Hajoca Corporation has sole voting and dispositive power over 169,600 shares or approximately 2.2% of the outstanding shares of Common Stock, (d) Dunton Foundries, LLC, of which
     David D. Colburn is the sole manager, has sole voting and dispositive power over 189,500 shares or approximately 2.5% of the outstanding shares of
     Common Stock, (e) David D. Colburn has sole voting and dispositive power over 23,966 shares or 0.3% of the outstanding shares of Common Stock, (f)
     Keith W. Colburn Retirement Plan has sole voting and dispositive power over
     2,000 shares of Common Stock, and (g) Keith W. Colburn Trust has sole voting and dispositive power over 2,000 shares of Common Stock. The reporting persons, although disclaiming membership in a group, have nonetheless authorized Edmundson International, Inc. to file this Amendment
     No. 1 to Schedule 13D as a group on behalf of each of them.
(2)  Based on a Schedule 13G Amendment No. 6 dated February 14, 2001, Liberty
     Wanger Asset Management, L.P. ("WAM") is an investment adviser, which shares voting and dispositive powers with WAM Acquisition GP, Inc., its general partner. WAM also shares voting and dispositive powers with certain of its clients, including Liberty Acorn Investment Trust, an investment company that shares voting and dispositive powers over 420,000 shares or approximately 5.5% of the outstanding shares of Common Stock.
(3)  Based on a Schedule 13G dated February 2, 2001, Dimensional Fund Advisors,
     Inc. ("DFA") is an investment adviser to certain investment companies and in such role possesses sole voting and dispositive powers over the shares;
     however, DFA disclaims beneficial ownership of such shares which are owned by certain of its advisory clients.
(4)  Based on a Schedule 13G Amendment No. 7 dated February 7, 2001, Ingalls
     & Snyder LLC is a broker-dealer which shares voting and dispositive powers over 23,801 of such shares.
(5)  Based on a Schedule 13G dated February 7, 2001, Royce & Associates,
     Inc. ("Royce") an investment adviser has sole voting and dispositive power over the shares. Charles M. Royce is a controlling person of Royce but disclaims beneficial ownership of the shares owned by Royce.
(6)  Based on a Schedule 13G Amendment No. 3 dated February 13, 2001, Wellington
     Management Company, LLP ("WMC") is an investment adviser, which shares voting and dispositive powers with certain of its clients who do not beneficially own 5% of more of the outstanding shares of Common Stock.
(7)  Includes 120,000 shares subject to exercisable options, 500 shares owned by each of Mr. Aiken's three children, and 28,592 shares pursuant to the
     Company's 401(k) Plan.
(8)  Includes 10,000 shares subject to exercisable options, which Mr. Belluck received pursuant to the Atchison Casting Non-Employee Director Option
     Plan.
(9)  Includes 35,583 shares owned by CMI Management Services, Inc. Mr. Witt is
     Chairman of the Board of CMI Management Services, Inc., which received
     175,583 shares of Common Stock of the Company in connection with the
     Company's acquisition of the operating assets of CMI-Quaker Alloy, Inc.
     Includes 10,000 shares subject to an exercisable option received by Mr.
     Witt in June 1996.
(10) Includes 10,000 shares subject to exercisable options, which Mr. Uram received pursuant to the Atchison Casting Non-Employee Director Option
     Plan.
(11) Includes 35,000 shares subject to exercisable options and 390 shares pursuant to the Company's 401(k) Plan.
(12) Includes 3,667 shares subject to exercisable options.
(13) Includes 17,334 shares subject to exercisable options.
(14) Includes 15,667 shares subject to exercisable options.
(15) Includes 234,668 shares subject to exercisable options and 30,786 shares pursuant to the Company's 401(k) Plan.

                                       14

                   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended June 30, 2001.

Other Business

     As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

Relationship with Independent Accountants

     The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as independent auditors to examine the financial statements of the Company and its subsidiaries for the fiscal year 2002. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                        PROPOSALS OF SECURITY HOLDERS

     The Company currently plans to hold the 2002 Annual Meeting in Atchison,
Kansas, on or around November 15, 2002. Pursuant to the Company's By-Laws, stockholders desiring to bring business before the annual meeting must provide written notice of each matter to the Company's Secretary not less than 60 days nor more than 120 days prior to the date of the annual meeting. Such notice must contain certain information specified in the Company's By-Laws. If a stockholder desires his or her proposal to be considered for inclusion in the proxy statement for the 2002 annual meeting, it must be received by the Company's
Secretary no later than July 1, 2002 and must comply with the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                                            ATCHISON CASTING CORPORATION

                                            /s/ Hugh H. Aiken

                                            HUGH H. AIKEN
                                            Chairman of the Board and
                                            Chief Executive Officer
Dated:  October 29, 2001
Atchison, Kansas

                                              15

PROXY                                                                                  PROXY

                        ATCHISON CASTING CORPORATION
                             400 South Fourth Street
                             Atchison, Kansas 66002

        This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Kevin T. McDermed and Thomas Armstrong, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Atchison Casting Corporation the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 6,
2001, or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED PREPAID ENVELOPE.

                (Continued and to be signed on the reverse side)

                                 ATCHISON CASTING CORPORATION
          PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |•|

1.      PROPOSAL ONE:  ELECTION OF DIRECTORS --
                                                             FOR                WITHHOLD
        Nominee:      David L. Belluck                                            

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEE.

2.    In   their   discretion,    the   Proxies   are       This proxy,  when properly  executed,  will be
      authorized to vote upon such other  business as       voted in the  manner  directed  herein  by the
      may  properly  come  before the meeting and all       undersigned  stockholder.  If no  direction is
      matters incident to the conduct of the meeting.       made,   this  proxy  will  be  voted  FOR  the
                                                            nominee in Proposal One.

                                                            Dated:_________________________________, 2001
                                                            Signature(s)________________________________
                                                            ____________________________________________

                                                            Please sign  exactly as name  appears at left.
                                                            When  shares are held by joint  tenants,  both
                                                            should   sign.   When   signing  as  attorney,
                                                            executor, administrator,  trustee or guardian,
                                                            please   give  full   title  as  such.   If  a
                                                            corporation,  please  sign in  full  corporate
                                                            name  by   President   or   other   authorized
                                                            officer.  If a  partnership,  please  sign  in
                                                            partnership name by an authorized person.